SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
              ------

Filed by the Registrant [    ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


Federated Government Income Securities, Inc.
(Name of Registrant as Specified In Its Charter)


Federated Investors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee  (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5. Total fee paid:


[ X ]     Fee paid previously with preliminary proxy materials.






[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:
     4)   Date Filed:

                  FEDERATED GOVERNMENT INCOME SECURITIES, INC.
                 (FORMERLY, GOVERNMENT INCOME SECURITIES, INC.)


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 1996


     A special meeting of the shareholders of FEDERATED GOVERNMENT INCOME SECURITIES, INC. (the "Fund") will be held at the Fund's principal offices on the 19th Floor of Federated Investors Tower, Grant Street and Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779 on May 22, 1996 at 2:30 P.M. for the following purposes:


    (1) To approve or disapprove an amendment to and restatement of the Fund's Articles of Incorporation to permit the Fund to establish and designate separate portfolios and classes of shares;

    (2) To approve or disapprove an amendment to the Fund's Articles of Incorporation to permit the Fund's Board of Directors to redeem all outstanding shares of any portfolio or class of the Fund;
    (3) To approve or disapprove revisions to the Fund's fundamental investment limitations to permit the unrestricted acquisition of certain securities eligible for resale under Rule 144A of the Securities Act of 1933, as amended;

    (4) To elect four Directors; and

    (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Directors have fixed March 19, 1996 as the record date for determination of shareholders entitled to vote at this special meeting.

                                               By Order of the Directors
                                                   John W. McGonigle
April 2, 1996                                          Secretary

  YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                  FEDERATED GOVERNMENT INCOME SECURITIES, INC.
                 (FORMERLY, GOVERNMENT INCOME SECURITIES, INC.)


                              FEDERATED INVESTORS TOWER
                      PITTSBURGH, PENNSYLVANIA 15222-3779

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of the Fund ("Directors"). The proxy is revocable at any time before it is voted by sending written notice of the revocation to the Fund or by appearing personally at the May 22, 1996 special meeting of shareholders ("Special Meeting"). The cost of preparing and mailing the notice of meeting, the proxy card, this proxy statement and any additional proxy material has been or is to be borne by the Fund. Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, or personal interview conducted by certain officers or employees of the Fund or of Federated Shareholder Services Company (the Fund's transfer agent) or Federated Administrative Services (the Fund's administrator). In the event that a shareholder does not indicate a choice as to an item on the proxy ballot, the Fund will vote those shares in favor of such proposal.


     On March 19, 1996, the Fund had outstanding 256,617,320.4610 shares of capital stock ("Shares"), each Share being entitled to one vote. Only shareholders of record at the close of business on March 19, 1996, will be entitled to notice of and vote at the Special Meeting. A majority of the outstanding Shares of the Fund, represented in person or by proxy, shall be required to constitute a quorum at the Special Meeting for the purpose of voting on the proposals offered. For purposes of determining the presence of a quorum and counting votes on the matters presented, Shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Special Meeting. Under the Fund's Articles of Incorporation, the approval of any action will be determined on the basis of a majority of votes entitled to be cast at the Special Meeting. Under Maryland law, the vote required to amend the Articles and adopt the Amended and Restated Articles will be determined with reference to a percentage of votes entitled to be cast by shareholders of the Fund, and, under the Investment Company Act of 1940 (the "1940 Act"), other matters may be determined on the basis of a percentage of votes present at the Special Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.



     The Fund will furnish, without charge, a copy of the annual report, which includes audited financial statements for the fiscal year ended February 29, 1996 and/or semi-annual report for the sixth month period ended August 31, 1995, to any shareholder of record upon request. To request an annual or semi-annual report, call 1-800-245-5051, or send a written request to Federated Investors at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. The Fund's principal executive offices are located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. The Directors propose to mail this proxy statement and the enclosed notice of meeting and proxy card on or about April 2, 1996.


    APPROVAL OR DISAPPROVAL OF AN AMENDMENT TO AND RESTATEMENT OF THE FUND'S ARTICLES OF INCORPORATION TO PERMIT THE FUND TO ESTABLISH AND DESIGNATE SEPARATE
                        PORTFOLIOS AND CLASSES OF SHARES

     Shareholders are being asked to approve an amendment to and restatement of the Articles of Incorporation ("Articles") to permit the Fund to establish separate investment portfolios of shares ("portfolios") and to designate classes of shares within a portfolio. Each investment portfolio would have a distinct investment objective with assets specifically allocated to that portfolio. A shareholder's interest in the Fund would be limited to those portfolios in which he or she invests. Each portfolio would operate for many purposes like a separate fund although the portfolios would all be a part of the same business entity (the Fund) with one board of directors. Currently, the Fund is constrained by its Articles to establish only one portfolio issuing only one class of shares.

     At a meeting held on February 29, 1996 the Directors unanimously approved, subject to ratification by the shareholders of the Fund, the proposed amendment to the Articles which would empower the Fund to establish separate portfolios and to designate classes of shares within a portfolio. The proposed amendment to the Articles would permit the Directors to take such actions at a future date without first seeking additional shareholder ratification. As discussed further below, these actions are being recommended because they may be advantageous for the Fund and its shareholders.

     The Directors believe that the added flexibility provided by the proposed amendment to the Articles to permit the creation of separate portfolios and classes of shares may enhance the marketing opportunities for the Fund and provide investors with purchasing options best suited to their individual situations. This may attract more investment dollars, resulting in greater investment opportunities for the Fund. In addition, an increased asset size of the Fund may result in economies of scale and a reduction in the Fund's overall expense ratio. A reduction in the overall expense ratio may have a favorable effect on the Fund's net yield for all classes of shares.

GENERAL CHARACTERISTICS OF PORTFOLIOS AND CLASSES

     Each share within a class of a portfolio of the Fund would represent an equal and proportionate interest in the assets owned by such portfolio. Each share within a class of a portfolio would have identical voting rights with each other share of the Fund outstanding for purposes of voting on issues that affect the Fund as a whole, such as the election of Directors. All shares of all classes of each portfolio of the Fund would have equal voting rights on matters affecting that entire portfolio, such as changes in investment policies. On matters affecting only a particular class, such as certain distribution arrangements, only shareholders of that class would be entitled to vote.

     All classes of shares would have the same rights and privileges, except that the amendment to the Articles would authorize the Directors to allocate expenses among the classes related to shareholder services and distribution methods. Different expenses borne by the classes would result in different dividends among the classes. This structure would cause classes having higher expense ratios to pay lower dividends than classes with lower expense ratios within a portfolio.

     Holders of shares would pay their allocable portion of Fund and portfolio expenses. The Fund expenses for which holders of shares would pay their allocable portion include, but are not limited to: the cost of organizing the Fund and continuing its existence; registering the Fund with federal and state securities authorities; Directors' fees; auditors' fees; the cost of meetings of Directors; legal fees of the Fund; association membership dues; and such non-recurring and extraordinary items as may arise. The portfolio expenses for which holders of shares pay their allocable portion include, but are not limited to: registering the portfolio and shares of the portfolio; investment advisory services; taxes and commissions; custodian fees; insurance premiums; auditors fees and such non-recurring and extraordinary items as may arise.


     The Directors would reserve the right to allocate certain expenses to holders of shares on a class-by-class basis as they deem appropriate ("Class Expenses"). In any case, Class Expenses may include: expenses under a distribution plan adopted by the Fund with respect to that class of shares pursuant to Rule 12b-1 of the 1940 Act ("12b-1 Plan"); fees pursuant to a shareholder services agreement with respect to that class; transfer agent fees as identified by the transfer agent as attributable to holders of a class of shares; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; registration fees paid to the Securities and Exchange Commission and state securities commissions; expenses related to administrative personnel and services as required to support holders of a class of shares; legal fees related solely to a class of shares; and Directors' fees incurred as a result of issues relating solely to a class of shares.


     THE PROPOSED AMENDMENT WOULD NOT ALTER THE RIGHTS AND PRIVILEGES OF CURRENT FUND SHAREHOLDERS.


     If the proposal to amend the Articles is adopted, the Fund currently intends to create three new classes of shares, which would be designated as "Class A Shares," "Class B Shares" and "Class C Shares." The existing shares would be re-designated "Class F Shares." The characteristics of the existing class of shares would not change. The rights and privileges of current Fund shareholders would not be affected by the proposed amendment.


     Class A Shares would be sold subject to a maximum front-end sales charge of 4.50%. Class A Shares would be subject to a shareholder services fee of 0.25% of the Class A Shares' average daily net assets.


     Class B Shares would be sold at net asset value. A contingent deferred sales charge would be imposed on certain Class B Shares which are redeemed within six full years of purchase. Class B Shares would be distributed pursuant to a Rule 12b-1 Plan to be adopted by the Fund whereby the distributor is paid a fee of 0.75 of 1% of the Class B Shares' average daily net assets, in addition to a shareholder services fee of 0.25 of 1% of the Class B Shares' average daily net assets.



     Class C Shares would be sold with no up-front sales charge. Class C Shares would be distributed pursuant to a Rule 12b-1 Plan also, whereby the distributor is paid a fee of 0.75 of 1% of the Class C Shares' average daily net assets, in addition to a shareholder services fee of 0.25 of 1% of the Class C Shares' average daily net assets. Class C Shares may be subject to certain contingent deferred sales charges.


     Shareholders of each class of shares would have exchange privileges with like classes of other funds for which affiliates of Federated Investors serve as investment adviser or distributor ( "Federated Funds"). The specific criteria for exchanges among like classes of different Federated Funds is set forth in the prospectuses of funds which offer this privilege. Instructions for making an exchange in the Fund will be set forth the prospectus. Generally, the privilege is available to shareholders resident in any state in which the shares being acquired may be sold.

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors has reviewed and unanimously approved the proposed amendment to the Fund's Articles to allow the Fund to establish and designate separate portfolios and classes of shares and has directed that the amendment be submitted to shareholders for their ratification. In the event that the amendment is not approved by shareholders, the Fund will continue to have authority to establish only one portfolio issuing only one class of shares. Approval requires the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon.

           THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS
          APPROVAL OF THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE
         FUND'S ARTICLES TO PERMIT THE FUND TO ESTABLISH AND DESIGNATE
                   SEPARATE PORTFOLIOS AND CLASSES OF SHARES
                            ------------------------

             APPROVAL OR DISAPPROVAL OF AN AMENDMENT TO THE FUND'S
              ARTICLES TO PERMIT THE BOARD OF DIRECTORS TO REDEEM
           ALL OUTSTANDING SHARES OF A PORTFOLIO OR CLASS OF THE FUND


     Shareholders are being asked to approve an amendment to the Fund's Articles to permit the Fund's Directors to sell and convert into money all the assets of the Fund and then redeem all outstanding shares of any portfolio or class of the Fund. Currently, the Directors are not authorized by the Articles to redeem all outstanding shares of a portfolio or class without shareholder approval; however, such action is, under certain circumstances, authorized by Maryland law. The Directors have determined that the current restriction presents a cumbersome structure under which the best interest of all of the Fund's shareholders may not be served. By requiring the Directors to solicit a shareholder vote, by means of a proxy solicitation and special meeting of shareholders, the Articles greatly hinder the Directors' ability to react quickly to market conditions and developments that may impact the economic viability of the entire Fund.


     If the Articles are amended, the Directors will have the ability to act quickly upon their decision to sell assets of the Fund and redeem all the outstanding shares of any portfolio or class of the Fund. The Directors will have the option to sell the assets of the Fund to an independent third party, to another investment company registered under the Investment Company Act of 1940, or to another portfolio or class within the Fund.

     Although the Directors may determine that the redemption of all shares of a particular portfolio or class is appropriate, the shareholders should consider the income tax effect of the redemption. If the Directors redeem all shares of a particular portfolio or class, the shareholders of that portfolio or class will recognize a gain or loss on their investment for federal income tax purposes. The redemption will be treated as a sale or exchange of shares. A redemption may occur at a time that may not meet the tax planning needs of an individual shareholder. Any redemption will occur without further notice to shareholders and, therefore, the timing of such redemption may have a negative impact on the tax planning of a shareholder for a particular tax year or may leave a shareholder with insufficient time in a tax year to do any additional tax planning. A redemption could also occur at a time that leaves the shareholder with limited options to conduct personal investment portfolio tax planning. The redemption of shares may also have a state income tax effect. The taxable effect to a shareholder will be in the taxable year in which the redemption occurs. Shareholders are urged to consult with their tax advisers regarding federal, state and local tax issues.

     In the event that the amendment to the Articles to allow the Directors to redeem all outstanding shares of any portfolio or class of the Fund is not approved by the shareholders, the Articles will remain as they currently exist and the Directors will consider what action, if any, should be taken. Approval requires the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon.

           THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AN AMENDMENT
       TO THE FUND'S ARTICLES TO PERMIT THE BOARD OF DIRECTORS TO REDEEM
          ALL OUTSTANDING SHARES OF ANY PORTFOLIO OR CLASS OF THE FUND
                            ------------------------

         APPROVAL OR DISAPPROVAL OF REVISIONS TO THE FUND'S FUNDAMENTAL
         INVESTMENT LIMITATIONS TO PERMIT THE UNRESTRICTED ACQUISITION
                OF CERTAIN SECURITIES ELIGIBLE FOR RESALE UNDER
                    RULE 144A OF THE SECURITIES ACT OF 1933

     One of the Fund's fundamental investment limitations currently provides that the Fund will not "invest more than 10% of its total assets in securities subject to restrictions on resale under the Securities Act of 1933." The Securities and Exchange Commission (the "Commission") maintains an interpretive position that, in order to maintain sufficient liquidity to meet shareholder redemptions, mutual funds such as the Fund should not invest more than 15% of their total assets in illiquid securities and that restricted securities are generally illiquid. The Fund's current investment limitation reflects the Commission's earlier position.

     On April 23, 1990, the Commission promulgated Rule 144A under the Securities Act of 1933. Rule 144A provides a safe harbor for the resale of certain restricted securities to "qualified institutional buyers" without compliance with the registration requirements of the Securities Act of 1933. A "qualified institutional buyer" is generally defined as a broker/dealer which owns and manages $10 million or more of securities and any other entity that owns and manages $100 million or more of securities.

     In its release adopting Rule 144A, the Commission noted that it was modifying its position as to mutual funds with respect to securities eligible for resale under Rule 144A ("Rule 144A Securities"). The Commission stated that "the determination of the liquidity of Rule 144A securities in the portfolio of a mutual fund is a question of fact for the directors to determine, based upon the trading markets for the specific security." Under the Commission's modified position, if the investment adviser determines, in accordance with guidelines established and monitored by the directors of the fund, that a Rule 144A security is liquid, the security will not count toward the Fund's limitation on illiquid investments or restricted securities.

     In accordance with the Commission's modified position, the Directors have adopted the guidelines under which the investment adviser may determine the liquidity of Rule 144A securities. The guidelines require the investment adviser to consider the following factors in making this determination:

     1. The frequency of trades and quotes for the security;

     2. The volatility of quotations and trade prices for the security;

     3. The number of dealers willing to purchase or sell the security and the number of potential purchasers;

     4. Dealer undertakings to make a market in the security;

     5. The nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer);

     6. The rating of the security and the financial condition and prospects of the issuer of the security; and

     7. Such other factors as may be relevant to the Fund's ability to dispose of the security.

     The Directors believe that, as the market for Rule 144A securities continues to develop, the Fund's current investment limitation regarding restricted securities could prevent the Fund from investing in some types of Rule 144A securities which are as liquid as other publicly traded securities. This could adversely affect the Fund by restricting investments that could enhance the performance and diversification of the Fund's portfolio. The Directors may change the guidelines and factors for determining the liquidity of Rule 144A securities without the approval of, or any notice to, the Fund's shareholders. This will allow the Fund the flexibility to respond quickly to developments in the market for Rule 144A securities.

     The Directors, therefore, have unanimously approved, subject to shareholder approval, the restatement of the Fund's investment limitation regarding restricted securities to provide that the Fund will not "invest more than 10% of the value of its total assets in securities subject to restrictions on resale under the Securities Act of 1933 except for certain restricted securities which meet the criteria for liquidity as established by the Directors." Approval of this change in the Fund's investment limitation requires the affirmative vote of: (a) 67% or more of the shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) more than 50% of the outstanding shares of the Fund, whichever is less. If the shareholders fail to approve the change in this limitation, the Fund will continue to invest no more than 10% of the value of its total assets in restricted securities of any kind.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE APPROVAL OF REVISIONS TO THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS TO PERMIT
     THE UNRESTRICTED ACQUISITION OF CERTAIN SECURITIES ELIGIBLE FOR RESALE
                 UNDER RULE 144A OF THE SECURITIES ACT OF 1933


                            ------------------------


ELECTION OF DIRECTORS

     The persons named as proxies intend to vote in favor of the election of Thomas G. Bigley, John T. Conroy, Peter E. Madden and John E. Murray, Jr. as Directors of the Fund. All of the nominees are presently serving as Directors.

     Messrs. Conroy and Madden were elected by the Directors on August 21, 1991 to fill vacancies resulting from the decision to expand the size of the Board. Messrs. Murray and Bigley were elected by the Directors on November 15, 1994 and February 14, 1995, respectively, also to fill vacancies resulting from the decision to expand the size of the Board.

     All nominees have consented to serve if elected. In accordance with recent changes in Maryland law permitting Maryland corporations to refrain from holding annual shareholder meetings except to consider certain specified actions, there will normally be no annual meetings of shareholders for the purpose of electing Directors. If elected, the Directors will hold office without limit in time until death, resignation, retirement, or removal or until the next meeting of shareholders to elect Directors and the election and qualification of their successors. Election of a Director requires the affirmative vote of a majority of the votes cast by shareholders of the Fund at the Special Meeting.

DIRECTORS STANDING FOR ELECTION:

                                                     PRINCIPAL OCCUPATIONS DURING
NAME AND POSITION WITH THE FUND                PAST FIVE YEARS, AFFILIATIONS AND ADDRESS             AGE
Thomas G. Bigley                       Director, Oberg Manufacturing Co.; Chairman of the Board,     62
Director                               Children's Hospital of Pittsburgh; Director or Trustee of
                                       the Funds; formerly, Senior Partner, Ernst & Young LLP.
                                       28th Floor, One Oxford Centre, Pittsburgh, PA

John T. Conroy, Jr.                    President, Investment Properties Corporation; Senior          58
Director                               Vice-President, John R. Wood and Associates, Inc.,
                                       Realtors; President, Northgate Village Development
                                       Corporation; Partner or Trustee in private real estate
                                       ventures in Southwest Florida; Director or Trustee of the
                                       Funds; formerly, President, Naples Property Management,
                                       Inc.
                                       3255 Tamiami Trail North, Naples, FL

                                                     PRINCIPAL OCCUPATIONS DURING
NAME AND POSITION WITH THE FUND                PAST FIVE YEARS, AFFILIATIONS AND ADDRESS             AGE
Peter E. Madden                        Consultant; State Representative, Commonwealth of             54
Director                               Massachusetts; Director or Trustee of the Funds;
                                       formerly, President, State Street Bank and Trust Company
                                       and State Street Boston Corporation.
                                       562 Bellevue Avenue, Newport, RI

John E. Murray, Jr., J.D., S.J.D.      President, Law Professor, Duquesne University; Consulting     63
Director                               Partner, Mollica, Murray and Hogue; Director or Trustee
                                       of the Funds.
                                       Duquesne University, Pittsburgh, PA


PREVIOUSLY ELECTED DIRECTORS:

John F. Donahue@*                      Chairman and Trustee, Federated Investors, Federated          71
Chairman and Director                  Advisers, Federated Management, and Federated Research;
                                       Chairman and Director, Federated Research Corp. and
                                       Federated Global Research Corp.; Chairman, Passport
                                       Research, Ltd.; Chief Executive Officer and Director or
                                       Trustee of the Funds. Mr. Donahue is the father of J.
                                       Christopher Donahue, Executive Vice President of the
                                       Company.
                                       Federated Investors Tower, Pittsburgh, PA

William J. Copeland                    Director and Member of the Executive Committee, Michael       77
Director                               Baker, Inc.; Director or Trustee of the Funds; formerly,
                                       Vice Chairman and Director, PNC Bank, N.A., and PNC Bank
                                       Corp. and Director, Ryan Homes, Inc.
                                       One PNC Plaza-23rd Floor, Pittsburgh, PA

James E. Dowd                          Attorney-at-law; Director, The Emerging Germany Fund,         73
Director                               Inc.; Director or Trustee of the Funds.
                                       571 Hayward Mill Road, Concord, MA

                                                     PRINCIPAL OCCUPATIONS DURING
NAME AND POSITION WITH THE FUND                PAST FIVE YEARS, AFFILIATIONS AND ADDRESS             AGE
Lawrence D. Ellis, M.D.*               Professor of Medicine and Member, Board of Trustees,          63
Director                               University of Pittsburgh; Medical Director, University of
                                       Pittsburgh Medical Center-Downtown; Member, Board of
                                       Directors, University of Pittsburgh Medical Center;
                                       formerly, Hematologist, Oncologist, and Internist,
                                       Presbyterian and Montefiore Hospitals; Director or
                                       Trustee of the Funds.
                                       3471 Fifth Avenue, Suite 1111, Pittsburgh, PA

Richard B. Fisher*                     Executive Vice President and Trustee, Federated               72
President and Director                 Investors; Chairman and Director, Federated Securities
                                       Corp.; President or Vice President of some of the Funds;
                                       Director or Trustee of some of the Funds.
                                       Federated Investors Tower, Pittsburgh, PA

Edward L. Flaherty, Jr.@               Attorney-at-law; Shareholder, Henny, Kochuba, Meyer and       71
Director                               Flaherty; Director, Eat'N Park Restaurants, Inc., and
                                       Statewide Settlement Agency, Inc.; Director or Trustee of
                                       the Funds; formerly, Counsel, Horizon Financial, F.A.,
                                       Western Region.
                                       Two Gateway Center, Suite 674, Pittsburgh, PA

Gregor F. Meyer                        Attorney-at-law; Shareholder, Henny, Kochuba, Meyer and       69
Director                               Flaherty; Chairman, Meritcare, Inc.; Director, Eat'N Park
                                       Restaurants, Inc.; Director or Trustee of the Funds.
                                       Two Gateway Center, Suite 674, Pittsburgh, PA
Wesley W. Posvar                       Professor, International Politics and Management              70
Director                               Consultant; Trustee, Carnegie Endowment for International
                                       Peace, RAND Corporation, Online Computer Library Center,
                                       Inc., and U.S. Space Foundation; Chairman, Czecho
                                       Management Center; Director or Trustee of the Funds;
                                       President Emeritus, University of Pittsburgh; founding
                                       Chairman, National Advisory Council for Environmental
                                       Policy and Technology and Federal Emergency Management
                                       Advisory Board.
                                       1202 Cathedral of Learning, Pittsburgh, PA

                                                     PRINCIPAL OCCUPATIONS DURING
NAME AND POSITION WITH THE FUND                PAST FIVE YEARS, AFFILIATIONS AND ADDRESS             AGE
Marjorie P. Smuts                      Public relations/marketing consultant; Conference             60
Director                               Coordinator, Non-profit entities; Director or Trustee of
                                       the Funds.
                                       4905 Bayard Street, Pittsburgh, PA


* This Director is deemed to be an "interested person" as defined in the Investment Company Act of 1940. Dr. Ellis is an interested person by reason of the employment of his son-in-law by Federated Securities Corp.

@ Member of the Executive Committee. The Executive Committee of the Board of
  Directors handles the responsibilities of the Board between meetings of the Board.


     As used in the table above, "The Funds" and "Funds" mean the following investment companies: American Leaders Fund, Inc.; Annuity Management Series; Arrow Funds; Automated Government Money Trust; Blanchard Funds; Blanchard Precious Metals Fund, Inc.; Cash Trust Series II; Cash Trust Series, Inc.; DG Investor Series; Edward D. Jones & Co. Daily Passport Cash Trust; FTI Funds; Federated ARMs Fund; Federated Equity Funds; Federated GNMA Trust; Federated Government Trust; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Master Trust; Federated Municipal Trust; Federated Short-Term Municipal Trust; Federated Short-Term U.S. Government Trust; Federated Stock Trust; Federated Tax-Free Trust; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 3-5 Years; Federated U.S. Government Securities Fund: 5-10 Years; First Priority Funds; Fixed Income Securities, Inc.; Fortress Adjustable Rate U.S. Government Fund, Inc.; Federated Municipal Opportunities Fund, Inc.,; Fortress Utility Fund, Inc.; Fund for U.S. Government Securities, Inc.; Federated Government Income Securities, Inc.; High Yield Cash Trust; Insurance Management Series; Intermediate Municipal Trust; International Series, Inc.; Investment Series Funds, Inc.; Investment Series Trust; Liberty Equity Income Fund, Inc.; Liberty High Income Bond Fund, Inc.; Liberty Municipal Securities Fund, Inc.; Liberty U.S. Government Money Market Trust; Liberty Term Trust, Inc.--1999; Liberty Utility Fund, Inc.; Liquid Cash Trust; Managed Series Trust; Money Market Management, Inc.; Money Market Obligations Trust; Money Market Trust; Municipal Securities Income Trust; Newpoint Funds; 111 Corcoran Funds; Peachtree Funds; The Planters Funds; RIMCO Monument Funds; Star Funds; The Starburst Funds; The Starburst Funds II; Stock and Bond Fund, Inc.; Targeted Duration Trust; Tax-Free Instruments Trust; Trust for Financial Institutions; Trust For Government Cash Reserves; Trust for Short-Term U.S. Government Securities; Trust for U.S. Treasury Obligations; The Virtus Funds; World Investment Series, Inc.

DIRECTORS' COMPENSATION
                                        AGGREGATE
                                      COMPENSATION
NAME,                                     FROM                      TOTAL COMPENSATION PAID
POSITION WITH CORPORATION           CORPORATION*POUND                  FROM FUND COMPLEX+
John F. Donahue                         $       0       $0 for the Corporation and 54 other investment
Chairman and Director                                   companies in the Fund Complex

DIRECTORS' COMPENSATION
                                        AGGREGATE
                                      COMPENSATION
NAME,                                     FROM                      TOTAL COMPENSATION PAID
POSITION WITH CORPORATION           CORPORATION*POUND                  FROM FUND COMPLEX+
Thomas G. Bigley+                       $   3,399       $86,331 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
John T. Conroy, Jr.                     $   3,604       $115,760 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
William J. Copeland                     $   3,604       $115,760 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
James E. Dowd                           $   3,604       $115,760 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
Lawrence D. Ellis, M.D.                 $   3,399       $104,898 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
Richard B. Fisher                       $       0       $0 for the Corporation and 6 other investment
President and Director                                  companies in the Fund Complex
Edward L. Flaherty, Jr.                 $   3,604       $115,760 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
Peter E. Madden                         $   3,399       $104,898 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
Gregor F. Meyer                         $   3,399       $104,898 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
John E. Murray, Jr.                     $   3,399       $104,898 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
Wesley W. Posvar                        $   3,399       $104,898 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex
Marjorie P. Smuts                       $   3,399       $104,898 for the Corporation and 54 other
Director                                                investment companies in the Fund Complex


           * Information is furnished for the fiscal year ended February 29, 1996.


           Pound The aggregate compensation is provided for the Fund, which was comprised of one portfolio as of February 29, 1996.


 The information is provided for the last calendar year end.

+ Mr. Bigley served on 39 investment companies in the Federated Funds Complex from January 1 through September 30, 1995. On October 1, 1995, he was appointed a Trustee/Director on 15 additional Federated Funds.


     If any nominee for election as a Director named above shall by reason of death or for any other reason become unavailable as a candidate at the Special Meeting, votes pursuant to the enclosed proxy will be cast for a substitute candidate by the attorneys named therein, or their substitutes, present and acting at the Special Meeting. Any such substitute candidate for election as an interested Director shall be nominated by the Executive Committee. The selection of any substitute candidate for election as a Director who is not an interested person shall be made by a majority of the Directors who are not interested persons of the Fund. The Directors have no reason to believe that any nominee will become unavailable for election as a Director.


     During the fiscal year ended February 29, 1996, there were 4 meetings of the Directors. The Directors who are not interested persons of the Fund as a group received fees totaling $38,210. The interested Directors do not receive fees from the Fund. All Directors were reimbursed for expenses for attendance at meetings.

     Other than its Executive Committee, the Fund has one Board committee, the Audit Committee. Generally, the function of the Audit Committee is to assist the Directors in fulfilling its duties relating to the Fund's accounting and financial reporting practices and to serve as a direct line of communication between the Directors and the independent auditors. The specific functions of the Audit Committee include recommending the engagement or retention of the independent auditors, reviewing with the independent auditors the plan and the results of the auditing engagement, approving professional services provided by the independent auditors prior to the performance of such services, considering the range of audit and non-audit fees, reviewing the independence of the independent auditors, reviewing the scope and results of the Fund's procedures for internal auditing, and reviewing the Fund's system of internal accounting controls.

     Messrs. Flaherty, Copeland and Dowd serve on the Audit Committee. These Directors are not interested persons of the Fund. During the fiscal year ended February 29, 1996, there were 4 meetings of the Audit Committee. All of the members of the Audit Committee were present for each meeting. Each member of the Audit Committee receives an annual fee of $100 plus $25 for attendance at each meeting and is reimbursed for expenses of attendance.

     The executive officers of the Fund are elected annually by the Directors. Each officer holds the office until qualification of his successor. The names and ages (in parentheses) of the executive officers of the Fund who are not listed above under "Election of Directors" and their principal occupations during the past five years are as follows: J. Christopher Donahue, (46) Executive Vice President of the Fund, is President and Trustee, Federated Investors, Federated Advisers, Federated Management, and Federated Research; President and Director, Federated Research Corp. and

Federated Global Research Corp.; President, Passport Research, Ltd.; Trustee, Federated Administrative Services, Federated Services Company, and Federated Shareholder Services; President or Executive Vice President of the Funds; Director or Trustee of some of the Funds. Mr. Donahue is the son of John F. Donahue, Chairman and Director of the Fund. Edward C. Gonzales (65) Executive Vice President of the Fund, is Vice Chairman, Treasurer, and Trustee, Federated Investors; Vice President, Federated Advisers, Federated Management, Federated Research, Federated Research Corp., Federated Global Research Corp. and Passport Research, Ltd.; Executive Vice President and Director, Federated Securities Corp.; Trustee, Federated Services Company; Chairman, Treasurer, and Trustee, Federated Administrative Services; Trustee or Director of some of the Funds; and President, Executive Vice President and Treasurer of some of the Funds. John W. McGonigle (57), Executive Vice President and Secretary of the Fund is Executive Vice President, Secretary, and Trustee, Federated Investors; Trustee, Federated Advisers, Federated Management, and Federated Research; Director, Federated Research Corp. and Federated Global Research Corp.; Trustee, Federated Services Company; President and Trustee, Federated Shareholder Services; Director, Federated Securities Corp.; and Executive Vice President and Secretary of the Funds. Messrs. McGonigle and Gonzales have been officers of the Fund since September 24, 1981. Mr. Fisher has been an officer of the Fund since January 29, 1986. Mr. J. Christopher Donahue has been an officer of the Fund since April 25, 1989.

     Federated Administrative Services is the Fund's administrator. During the fiscal year ended February 29, 1996, the Fund paid $1,839,595 for these services. In addition, Dr. Henry J. Gailliot, an officer of Federated Advisers, the Adviser to the Fund, holds approximately 20% of the outstanding common stock and serves as a director of Commercial Data Services, Inc., a company which provides computer processing services to Federated Administrative Services.

     Federated Securities Corp., the principal underwriter for the Fund, and Federated Administrative Services are both wholly-owned subsidiaries of Federated Investors. Their address is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

           OTHER MATTERS AND DISCRETION OF PERSONS NAMED IN THE PROXY

     While the Special Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the management intends to present or knows that others will present is the business mentioned in the Notice of Meeting. If any other matters lawfully come before the Special Meeting, and in all procedural matters at said Special Meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the persons named therein, or their substitutes, present and acting at the Special Meeting.

     If, at the time any session of the Special Meeting is called to order, a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposal. All such adjournments will require the affirmative vote of a majority of the Shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any such adjournment.


     The following list indicates the beneficial ownership of shareholders who, to the best knowledge of the Fund, are the beneficial owners of more than 5% of the outstanding shares of the Fund as of March 19, 1996: Merrill Lynch, Pierce, Fenner & Smith, Jacksonville, FL, owned approximately 111,600,834 shares (43.49%).


     No Director owns more than 1% of the Fund's outstanding shares. Officers and Directors as a group own less than 1% of the Fund's outstanding shares.

     If you do not expect to attend the Special Meeting. Please sign your proxy and return it in the enclosed envelope to avoid unnecessary expense and delay. No postage is necessary.

                                                  By Order of the Directors

                                                          John W. McGonigle
                                                                  Secretary
April 2, 1996


Cusip 383733102
G01630-01 (4/96)




FEDERATED GOVERNMENT INCOME SECURITIES, INC.(formerly, GOVERNMENT INCOME SECURITIES, INC.) SPECIAL MEETING OF SHAREHOLDERS May 22, 1996

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of FEDERATED GOVERNMENT INCOME SECURITIES, INC. hereby appoint S. Elliott Cohan, Charles H. Field, Jennifer Connor, Steve Newcamp, Colleen Conley and Patricia Conner, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all Shares of FEDERATED GOVERNMENT INCOME SECURITIES, INC. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on May 22, 1996, at Federated Investors Tower, Pittsburgh, Pennsylvania, at 2:30 p.m., and at any adjournment thereof.


Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The attorneys named will vote the Shares represented by this proxy in accordance with the choices made on this ballot. IF NO CHOICE IS INDICATED AS TO ANY ITEM, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT MATTER.

PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.



Please sign EXACTLY as your name(s) appear below. When signing as attorney, executor, administrator, guardian, trustee, custodian, etc., please give your full title as such. If a corporation or partnership, please sign the full name by an authorized officer or partner. If stock is owned jointly, all parties should sign.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS  X



FEDERATED GOVERNMENT INCOME SECURITIES, INC. (formerly, GOVERNMENT INCOME SECURITIES, INC.)


1) APPROVAL OF AN AMENDMENT TO AND RESTATEMENT OF THE FUND'S ARTICLES OF INCORPORATION TO PERMIT THE FUND TO ESTABLISH AND DESIGNATE SEPARATE PORTFOLIOS AND CLASSES OF SHARES.
2) APPROVAL OF AN AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION TO PERMIT THE FUND'S BOARD OF DIRECTORS TO REDEEM ALL OUTSTANDING SHARES OF ANY PORTFOLIO OR CLASS OF THE FUND.

3) APPROVAL OF REVISIONS TO THE FUND'S FUNDAMENTAL INVESTMENT LIMITATIONS TO PERMIT THE UNRESTRICTED ACQUISITION OF CERTAIN SECURITIES ELIGIBLE FOR RESALE UNDER RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED.

4) ELECTION OF DIRECTORS: 01) T.G. BIGLEY, 02)P.E. MADDEN, 03) J.T. CONROY, JR., 04) J.E. MURRAY, JR.


                          VOTE ON PROPOSALS:

                          1) FOR        AGAINST        ABSTAIN
                                 ----           ----           ----

                          2) FOR        AGAINST        ABSTAIN
                                 ----           ----           ----

                          3) FOR        AGAINST        ABSTAIN
                                 ----           ----           ----
                          4) FOR ALL        WITHHOLD ALL        FOR ALL EXCEPT
                                     ----                ----




To withhold authority to vote, mark the "For All Except" box and write the nominee's name on the line provided above


Signature

Signature (Joint Owners)